As filed with the Securities and Exchange Commission on October 8, 2004

Registration No. 33-63356

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCFIRST CORPORATION

(Exact name of Registrant as specified in its charter)

OKLAHOMA

(State or other jurisdiction of incorporation or organization)

6022	73-1221379
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 North Broadway

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

BancFirst Corporation Stock Option Plan

(Full title of the plan)

David E. Rainbolt

President and Chief Executive Officer

BancFirst Corporation

101 North Broadway, Suite 1000

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Name, address, including zip code, and telephone number, including area code, of agents for service)

COPIES TO:

Jeanette C. Timmons, Esq.

Day Edwards Propester & Christensen, P.C.

210 Park Avenue, Suite 2900

Oklahoma City, Oklahoma 73102

(405) 239-2121

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 33-63356 (the “1993 Registration Statement”), of BancFirst Corporation (“Registrant”), is being filed to deregister the 37,526 unsold shares of Registrant’s common stock, par value $1.00 per share (“Common Stock”) registered under the 1993 Registration Statement and issuable pursuant to the BancFirst Corporation Stock Option Plan (the “Plan”), in connection with the registration of an aggregate 675,001 shares of Common Stock (including the unsold shares remaining under the 1993 Registration Statement) under a new Registration Statement on Form S-8 for the Plan that is being filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Name of Exhibit

24.1	Power of Attorney (contained on signature pages hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BancFirst Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, and State of Oklahoma, on the 7th day of October, 2004.

BANCFIRST CORPORATION

By:	/s/ David E. Rainbolt
David E. Rainbolt President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of BancFirst Corporation whose signature appears below, hereby constitute and appoint David E. Rainbolt, Joe T. Shockley, Jr. and Randy P. Foraker, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute, on behalf of the undersigned, any amendment(s) to this registration statement, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 7, 2004.

/s/ H. E. Rainbolt	/s/ David E. Rainbolt
H. E. Rainbolt Chairman of the Board (Principal Executive Officer)	David E. Rainbolt President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis L. Brand
Marion C. Bauman Director	Dennis L. Brand Executive Vice President and Director (Principal Executive Officer)

C.L. Craig, Jr. Director	William H. Crawford Director

/s/ James R. Daniel	/s/ K. Gordon Greer
James R. Daniel Vice Chairman of the Board (Principal Executive Officer)	K. Gordon Greer Vice Chairman of the Board (Principal Executive Officer)

/s/ Robert A. Gregory
Robert A. Gregory Vice Chairman of the Board (Principal Executive Officer)	Dr. Donald B. Halverstadt Director

/s/ William O. Johnstone
John C. Hugon Director	William O. Johnstone Vice Chairman of the Board (Principal Executive Officer)

J. Ralph McCalmont Director	Tom H. McCasland, Jr. Director

/s/ Ronald J. Norick
Melvin Moran Director	Ronald J. Norick Director

/s/ Paul B. Odom, Jr.	/s/ David E. Ragland
Paul B. Odom, Jr. Director	David E. Ragland, Director

/s/ G. Rainey Williams, Jr.	/s/ Joe T. Shockley, Jr.
G. Rainey Williams, Jr. Director	Joe T. Shockley, Jr. Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Randy P. Foraker
Randy P. Foraker, Executive Vice President Chief Risk Officer and Treasurer (Principal Accounting Officer)

Exhibit Index

Exhibit Number	Name of Exhibit

24.1*	Power of Attorney (contained on signature pages hereto).

*	Filed herewith.

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